As filed with the Securities and Exchange Commission on May 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2726770
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

ALTIMMUNE, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Jerome Durso

Chief Executive Officer

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland

Telephone: (240) 654-1450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Theis, Jr.

Justin Anslow

Goodwin Procter LLP

100 Northern Ave

Boston, MA 02210

Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 705,327 shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”) under the Altimmune, Inc. 2019 Employee Stock Purchase Plan, as amended (the “2019 ESPP”). The additional shares are of the same class as other securities relating to the 2019 ESPP for which the Registrant’s registration statement filed on Form S-8 filed with the Securities and Exchange Commission on April 4, 2019 (Registration No. 333-230722) (the “Registration Statement”), is effective. The information contained in the Registration Statement is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit
No.	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on October 18, 2017).

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding a reverse stock split (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on September 13, 2018).

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding an increase in authorized shares (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on September 13, 2018).

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding an increase in authorized shares (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on April 16, 2026).

4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on October 18, 2017).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2019 Employee Stock Purchase Plan (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-230722) filed with the Securities and Exchange Commission on April 4, 2019).

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 13th day of May, 2026.

ALTIMMUNE, INC.

By:	/s/ Jerome Durso
Jerome Durso
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Jerome Durso and Gregory Weaver as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Jerome Durso Jerome Durso	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 13, 2026

/s/ Gregory Weaver Gregory Weaver	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2026

/s/ John Gill John Gill	Director	May 13, 2026

/s/ Philip Hodges Philip Hodges	Director	May 13, 2026

/s/ Diane Jorkasky, M.D. Diane Jorkasky, M.D.	Director	May 13, 2026

/s/ Teri Lawver Teri Lawver	Director	May 13, 2026

/s/ Wayne Pisano Wayne Pisano	Director	May 13, 2026

/s/ Mitchel Sayare, Ph.D. Mitchel Sayare, Ph.D.	Director	May 13, 2026

/s/ Klaus O. Schafer, M.D. Klaus O. Schafer, M.D.	Director	May 13, 2026

/s/ Catherine Sohn, Pharm D. Catherine Sohn, Pharm D.	Director	May 13, 2026